ENERGY TRANSFER EQUITY
REPORTS SECOND QUARTER RESULTS
Dallas - August 8, 2018 - Energy Transfer Equity, L.P. (NYSE:ETE) (“ETE” or the “Partnership”) today reported financial results for the quarter ended June 30, 2018.
ETE’s net income attributable to partners was $355 million for the three months ended June 30, 2018, an increase of $143 million compared to the three months ended June 30, 2017. Distributable Cash Flow, as adjusted, for the three months ended June 30, 2018 was $407 million, an increase of $167 million compared to the three months ended June 30, 2017. The improved results reflect an increase of $171 million in general partner and incentive distributions from Energy Transfer Partners, L.P. (“ETP”) of which $120 million was attributable to a reduction in incentive distribution waivers.
The Partnership’s recent key accomplishments and other developments include the following:

•
In August 2018, ETE and ETP entered into a merger agreement pursuant to which ETP will merge with a wholly-owned subsidiary of ETE, with ETP unitholders (other than ETE and its subsidiaries) receiving 1.28 ETE common units in exchange for each ETP common unit they own.  The transaction is expected to close in the fourth quarter of 2018, subject to the approval by a majority of the unaffiliated unitholders of ETP and other customary closing conditions.

•	In April 2018, ETE acquired the general partner of USA Compression Partners, LP (“USAC”) and approximately 12.5 million USAC common units from USA Compression Holdings, LLC.

•
In May 2018, the Partnership converted its 329.3 million Series A Convertible Preferred Units into approximately 79.1 million ETE common units in accordance with the terms of ETE’s partnership agreement.

•	In July 2018, ETE announced a $0.305 distribution per ETE common unit for the quarter ended June 30, 2018, or $1.22 per unit on an annualized basis.

•	As of June 30, 2018, ETE’s $1.5 billion revolving credit facility had $956 million of outstanding borrowings and its leverage ratio, as defined by the credit agreement, was 2.79x.
The Partnership has scheduled a conference call for 8:00 a.m. Central Time, Thursday, August 9, 2018 to discuss its second quarter 2018 results. The conference call will be broadcast live via an internet webcast, which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership’s website for a limited time.
The Partnership’s principal sources of cash flow are derived from distributions related to its direct and indirect investments in the limited and general partner interests in ETP, including 100% of ETP’s incentive distribution rights, limited and general partner interests in Sunoco LP, as well as the Partnership’s ownership of Lake Charles LNG Company, LLC (“Lake Charles LNG”). Subsequent to the acquisition on April 2, 2018, the Partnership also owns interests in USAC, as discussed above. The Partnership’s primary cash requirements are for general and administrative expenses, debt service requirements and distributions to its partners.
Energy Transfer Equity, L.P. (NYSE: ETE) is a master limited partnership that owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP) and Sunoco LP (NYSE: SUN). ETE also owns Lake Charles LNG Company and the general partner of USA Compression Partners, LP (NYSE: USAC). On a consolidated basis, ETE’s family of companies owns and operates a diverse portfolio of natural gas, natural gas liquids, crude oil and refined products assets, as well as retail and wholesale motor fuel operations and LNG terminalling. For more information, visit the Energy Transfer Equity, L.P. website at www.energytransfer.com.
Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership that owns and operates one of the largest and most diversified portfolios of energy assets in the United States. Strategically positioned in all of the major U.S. production basins,

ETP’s operations include complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, natural gas liquids (NGL) and refined product transportation and terminalling assets; NGL fractionation; and various acquisition and marketing assets.  ETP’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.
Sunoco LP (NYSE: SUN) is a master limited partnership that distributes motor fuel to approximately 9,200 convenience stores, independent dealers, commercial customers and distributors located in more than 30 states. SUN’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Sunoco LP website at www.sunocolp.com.
USA Compression Partners, LP (NYSE: USAC) is a growth-oriented Delaware limited partnership that is one of the nation’s largest independent providers of compression services in terms of total compression fleet horsepower. USAC partners with a broad customer base composed of producers, processors, gatherers and transporters of natural gas and crude oil. USAC focuses on providing compression services to infrastructure applications primarily in high-volume gathering systems, processing facilities and transportation applications. More information is available at www.usacompression.com.
Forward-Looking Statements
This news release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our website at www.energytransfer.com.

Contacts
Energy Transfer
Investor Relations:
Lyndsay Hannah, Brent Ratliff
214-981-0795

Media Relations:
Vicki Granado, Lisa Dillinger
214-840-5820

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets	$7,593	$10,683

Property, plant and equipment, net	64,880	61,088

Advances to and investments in unconsolidated affiliates	2,687	2,705
Other non-current assets, net	996	886
Intangible assets, net	6,088	6,116
Goodwill	5,173	4,768
Total assets	$87,417	$86,246
LIABILITIES AND EQUITY
Current liabilities	$7,636	$7,897

Long-term debt, less current maturities	44,473	43,671
Non-current derivative liabilities	136	145
Deferred income taxes	3,075	3,315
Other non-current liabilities	1,227	1,217

Commitments and contingencies
Redeemable noncontrolling interests	487	21

Equity:
Total partners’ deficit	(1,110)	(1,196)
Noncontrolling interest	31,493	31,176
Total equity	30,383	29,980
Total liabilities and equity	$87,417	$86,246

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017 (1)	2018	2017 (1)
REVENUES	$14,118	$9,427	$26,000	$19,088
COSTS AND EXPENSES:
Cost of products sold	11,343	7,167	20,588	14,677
Operating expenses	772	648	1,496	1,249
Depreciation and amortization	694	607	1,359	1,235
Selling, general and administrative	183	173	331	338
Impairment losses	—	89	—	89
Total costs and expenses	12,992	8,684	23,774	17,588
OPERATING INCOME	1,126	743	2,226	1,500
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(510)	(477)	(976)	(950)
Equity in earnings of unconsolidated affiliates	92	49	171	136
Losses on extinguishments of debt	—	—	(106)	(25)
Gains (losses) on interest rate derivatives	20	(25)	72	(20)
Other, net	(1)	57	56	74
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	727	347	1,443	715
Income tax expense from continuing operations	68	33	58	71
INCOME FROM CONTINUING OPERATIONS	659	314	1,385	644
Loss from discontinued operations	(26)	(193)	(263)	(204)
NET INCOME	633	121	1,122	440
Less: Net income (loss) attributable to noncontrolling interest	278	(91)	404	(11)
NET INCOME ATTRIBUTABLE TO PARTNERS	355	212	718	451
Convertible Unitholders’ interest in income	12	8	33	14
General Partner’s interest in net income	1	—	2	1
Limited Partners’ interest in net income	$342	$204	$683	$436
NET INCOME PER LIMITED PARTNER UNIT:
Basic	$0.31	$0.19	$0.62	$0.40
Diluted	$0.31	$0.18	$0.62	$0.39
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Basic	1,114.8	1,075.2	1,097.1	1,077.2
Diluted	1,158.2	1,141.3	1,158.2	1,143.7

(1)
During the fourth quarter of 2017, the Partnership changed its accounting policy related to certain inventories. Certain crude oil, refined product and NGL inventories associated with the legacy Sunoco Logistics business were changed from the LIFO method to the weighted average cost method. These changes have been applied retrospectively to all periods presented, and the prior period amounts reflected below have been adjusted from those amounts previously reported. Certain other prior period amounts have also been reclassified to conform to the current period presentation, including a reclassification between capitalized interest and AFUDC from the three months and six months ended June 30, 2017.

ENERGY TRANSFER EQUITY, L.P.
SUPPLEMENTAL INFORMATION
(In millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cash distributions from ETP associated with:
Limited partner interest	$15	$15	$31	$30
General partner interest and IDRs	451	400	900	781
IDR relinquishments, net of distributions on Class I Units	(42)	(162)	(84)	(319)
Total cash distributions from ETP	424	253	847	492
Cash distributions from Sunoco LP	19	31	39	54
Cash distributions from USAC	11	—	11	—
Total cash distributions from investments in subsidiaries	$454	$284	$897	$546

Distributable cash flow attributable to Lake Charles LNG:
Revenues	$49	$50	$98	99
Operating expenses	(5)	(4)	(10)	(9)
Selling, general and administrative expenses	—	(2)	(1)	(2)
Distributable cash flow attributable to Lake Charles LNG	$44	$44	$87	$88

Expenses of the Parent Company on a cash basis:
Selling, general and administrative expenses, excluding certain non-cash expenses	$8	$9	$10	17
Management fee to ETP (1)	—	—	—	5
Interest expense, net of amortization of financing costs, interest income, and realized gains and losses on interest rate swaps	87	83	171	164
Total Parent Company expenses	$95	$92	$181	$186

Cash distributions to be paid to the partners of ETE:
Distributions to be paid to limited partners (2)	$353	$250	$618	$500
Distributions to be paid to general partner	1	1	2	2
Total cash distributions to be paid to the partners of ETE	$354	$251	$620	$502

Common units outstanding — end of period	1,158.2	1,079.1	1,158.2	1,079.1

(1)	ETE previously paid certain fees for management services under agreements which expired in the first quarter of 2017.

(2)
Includes distributions to unitholders who elected to participate in a plan to forgo a portion of their future potential cash distributions on common units and reinvest those distributions in ETE Series A convertible preferred units representing limited partner interests in the Partnership. The quarter ended March 31, 2018 was the final quarter of participation in the plan.

SUPPLEMENTAL INFORMATION
RECONCILIATION OF DISTRIBUTABLE CASH FLOW
(Dollars in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income attributable to partners	$355	$212	$718	$451
Equity in earnings related to investments in ETP, Sunoco LP and USAC	(420)	(273)	(834)	(598)
Total cash distributions from investments in subsidiaries	454	284	897	546
Amortization included in interest expense (excluding ETP, Sunoco LP and USAC)	3	3	5	5
Other non-cash (excluding ETP, Sunoco LP and USAC)	11	10	17	44
Distributable Cash Flow	403	236	803	448
Transaction-related expenses (recovery of prior expenses)	4	4	(1)	7
Distributable Cash Flow, as adjusted	$407	$240	$802	$455

Total cash distributions to be paid to the partners of ETE	$354	$251	$620	$502

Distribution coverage ratio(1)	1.15x	0.96x	1.29x	0.91x

(1)
This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measures of Distributable Cash Flow, Distributable Cash Flow, as adjusted, and Distributable Cash Flow, as adjusted, per Unit. The Partnership’s non-GAAP financial measures should not be considered as alternatives to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Distributable Cash Flow and Distributable Cash Flow, as adjusted. The Partnership defines Distributable Cash Flow and Distributable Cash Flow, as adjusted, for a period as cash distributions expected to be received in respect of such period in connection with the Partnership’s investments in limited and general partner interests, net of the Partnership’s cash expenditures for general and administrative costs and interest expense. The Partnership’s definitions of Distributable Cash Flow and Distributable Cash Flow, as adjusted, also include distributable cash flow from Lake Charles LNG to the Partnership. For Distributable Cash Flow, as adjusted, certain transaction-related expenses that are included in net income are excluded.
Distributable Cash Flow is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Due to cash expenses incurred from time to time in connection with the Partnership’s merger and acquisition activities and other transactions, Distributable Cash Flow, as adjusted, is also a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using these measures, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period.
Distributable Cash Flow and Distributable Cash Flow, as adjusted, are also important non-GAAP financial measures for our limited partners since these indicate to investors whether the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash Flow and Distributable Cash Flow, as adjusted, are quantitative standards used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to Distributable Cash Flow, and Distributable Cash Flow, as adjusted, is net income for ETE on a stand-alone basis (the “Parent Company”).
Distribution Coverage Ratio. The Partnership defines Distribution Coverage Ratio for a period as Distributable Cash Flow, as adjusted, divided by total cash distributions expected to be paid to the partners of ETE in respect of such period.

SUPPLEMENTAL INFORMATION
FINANCIAL STATEMENTS FOR PARENT COMPANY
Following are condensed balance sheets and statements of operations of the Parent Company on a stand-alone basis.
BALANCE SHEETS
(In millions)
(unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets	$59	$67
Property, plant and equipment, net	27	27
Advances to and investments in unconsolidated affiliates	6,042	6,082
Goodwill	9	9
Other non-current assets, net	7	8
Total assets	$6,144	$6,193
LIABILITIES AND PARTNERS’ DEFICIT
Current liabilities	$78	$70
Long-term debt, less current maturities	6,472	6,700
Long-term notes payable – related companies	702	617
Other non-current liabilities	2	2
Commitments and contingencies
Total partners’ deficit	(1,110)	(1,196)
Total liabilities and partners’ deficit	$6,144	$6,193
STATEMENTS OF OPERATIONS
(In millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	$(9)	$(9)	$(11)	$(22)
OTHER INCOME (EXPENSE):
Interest expense, net	(90)	(86)	(176)	(169)
Equity in earnings of unconsolidated affiliates	454	308	902	669
Losses on extinguishments of debt	—	—	—	(25)
Other, net	—	(1)	3	(2)
NET INCOME	355	212	718	451
Convertible Unitholders’ interest in income	12	8	33	14
General Partner’s interest in net income	1	—	2	1
Limited Partners’ interest in net income	$342	$204	$683	$436